Exhibit 99.2

                          UNITED STATES DISTRICT COURT
                          NORTHERN DISTRICT OF ALABAMA

                                SOUTHERN DIVISION

In re:                                       )
                                             )

SILICONE GEL BREAST IMPLANT                  )  Master File No. CV 92-P-100000-S
PRODUCTS LIABILITY LITIGATION                )
(MDL 926)                                    )

SANDY ALTRICHTER, et al., on Behalf of       )
Themselves and All Others Similarly Situated )

                                 Plaintiffs; )
                                             )

         vs.                                 )  Civil Action No. CV 97-P-11441-S
                                             )
                                             )
INAMED CORPORATION, et al.,                  )
                                 Defendants. )

                                  ORDER NO. 47A
                                  -------------

          (ORDER AND FINAL JUDGMENT CERTIFYING INAMED SETTLEMENT CLASS,
      APPROVING CLASS SETTLEMENT, AND DISMISSING CLAIMS AGAINST INAMED AND
                                RELEASED PARTIES)

        After due notice and following an evidentiary hearing on January 11, 1999, the application of the parties in Case No. CV 97-P-11441-S for certification of a plaintiff class and for approval of a class settlement has been submitted for decision. Upon consideration of the supporting documentation, declarations, and affidavits submitted by the parties, the objections and comments filed or presented in open court, and the testimony and arguments presented at the hearing, the court concludes that the application should be approved with the clarifications made herein, which have been accepted by the parties, and ORDERS and ADJUDGES as follows:

        1. The capitalized terms used in this Order shall have the same meaning as those in the Settlement Agreement dated April 2, 1998 (as amended), the terms of which are incorporated into this Order. Here, as there, references to "INAMED" include INAMED Corporation and its subsidiaries McGhan Medical Corporation (Cal.) ("MMC") and CUI Corporation ("CUI"), together with the other affiliated persons and entities included within the Settlement Agreement's definition of "INAMED".

        2. Case No. CV 97-P-11441-S is certified as a class action under Fed. R. Civ. P. 23(a) and 23(b)(1)(B), as follows:

        (a) The action will be maintained as a class action on behalf of a mandatory class of plaintiffs, known as the INAMED Settlement Class, consisting of and defined as all persons and entities, wherever located, who have or may in the future have any unsatisfied claim (whether filed or unfiled, pending or reduced to judgment, existing or contingent, and specifically including claims for alleged injuries and damages not yet known or manifest), including assigned claims (e.g., subrogation claims by workers, compensation insurers, employers, and/or health care insurers or providers), against any or all of INAMED and the Released Parties identified in Exhibit D to the Settlement Agreement (as modified herein), arising out of, based upon, related to, or involving INAMED Breast Implants that were implanted in an operation that occurred before June 1, 1993. The class includes (1) all persons who have been implanted with one or more INAMED Breast Implants before June 1, 1993 (whether or not any such Breast Implant has been or may be removed) and (2) all persons, including spouses, parents, children, relatives, "significant others" where warranted by law, representatives, and estates that, because of a personal relationship with any Breast Implant Recipient in whom an INAMED Breast Implant was implanted before June 1, 1993, have or may have Breast Implant Related claims. The class does not include the United States.

        (b) As used in this Order, "Breast Implant" means any breast implant device containing or consisting of saline, silicone, silicone gel and/or an elastomer made of silicone, including devices designed for temporary implantation in the breast (i.e., tissue expanders). "INAMED Breast Implant" means a Breast Implant manufactured, distributed, designed, fabricated, produced, sold, or otherwise placed into the stream of commerce by INAMED, including but not limited to the products listed in Exhibit B to the Settlement Agreement. Solely for purposes of ensuring that the releases extended to INAMED and Released Parties under the Settlement Agreement encompass successor liability or other claims against INAMED or Released Parties based upon implants manufactured by Minnesota Mining and Manufacturing Company ("3M") or McGhan Medical Corporation (a Delaware corporation) ("MMC/3M"), "INAMED Breast Implant" shall also be deemed to include Breast Implants manufactured by 3M or MMC/3M whose recipients have asserted or may assert claims or have obtained judgments against INAMED on account of such Breast Implants.

        (c) As used in this Order, "Settled Claims" means any and all Breast Implant Related claims, including assigned claims (e.g., subrogation claims of workers' compensation insurers, employers, and/or health care insurers or providers), whether known or unknown, asserted or unasserted, regardless of legal theory, that are or may be asserted now or in the future by any and/or all Settlement Class Members against any or all of INAMED and the Released Parties. Subject to the clarification stated below with respect to children's claims, "Settled Claims" include, without limitation: (1) any and all claims of personal injury and/or bodily injury, damage, death, emotional or mental harm; (2) any and all claims for alleged economic or other injury or loss or for statutory damages under any state statute; (3) any and all claims for medical monitoring and claims for injunctive or declaratory relief based on, arising out of, or relating to Breast Implants; (4) any and all claims for loss of support, services, consortium, companionship, and/or society by spouses, parents, children, other relatives or "significant others" of persons implanted by with Breast Implants; (5) any and all claims for conspiracy or concert of action; (6) any and all wrongful death or survival actions; and (7) any and all claims for punitive or exemplary damages based on or arising out of or related to Breast Implants. As clarified and agreed by the parties at the hearing, however, "Settled Claims" do not include direct claims for physical injury or disease brought by children of Breast Implant Recipients, and such claims are not affected by this order and judgment.

        (d) The court confirms its earlier designation of plaintiffs Sandy Altrichter, Janell Crumley Black, Darlene Davis, Lois Hamilton, Rose Marie Hodges, and Gloria Jones to be Representative Plaintiffs for the class, and its earlier appointment of Ralph I. Knowles, Jr., Leslie J. Bryan, Dianna Pendleton, Elizabeth Cabraser, and Ernest Hornsby, and their respective law firms, to serve as Settlement Class Counsel. The court reserves the power to appoint additional class representatives or class counsel, or to designate appropriate subclasses, should it later deem such additional appointments or designations appropriate.

        3. The court finds that the class certification requirements of Fed. R. Civ. P. 23(a)(1)-(4) are satisfied in that:

        (a) The members of the INAMED Settlement Class, who are reasonably estimated to number in the tens of thousands, are so numerous that joinder of all members is impracticable.

        (b) There are questions of law or fact common to the INAMED Settlement Class, including whether INAMED's breast implant products were defective and unreasonably dangerous, and whether INAMED's conduct, level of knowledge, or resulting duty would give rise to any liability. No decision on the merits of any of these issues has been made. In addition, the court finds that class members have common interests in determining whether a limited fund exists, avoiding its diminishment by bankruptcy, and establishing equitable procedures for its distribution.

        (c) The claims of the Representative Plaintiffs are typical of the claims of the INAMED Settlement Class in that they assert the same types of factual and legal liability theories generally asserted by members of the class. In addition, their request for determination of the existence of a limited fund and the establishment of equitable procedures for its distribution seeks to vindicate a common interest that is independent of any factual differences between their personal claims and those of the class at large.

        (d) The Representative Plaintiffs, who reflect the full spectrum of breast implant claimants ranging from claimants with no manifested injuries to claimants with serious illnesses, and who include both domestic and foreign claimants, will fairly and adequately protect the interests of the INAMED Settlement Class. The court further finds that Settlement Class Counsel, who have a broad range of experience in both individual and class breast implant litigation, are qualified and competent to provide such representation. The court finds that at the present stage of the proceedings, there exist no conflicts of interest among the Representative Plaintiffs or Settlement Class Counsel in that all class members share an overriding common interest in the identification and preservation of a limited fund, and the procurement for the class of the maximum available recovery. In the event divergent interests emerge during later stages of the proceedings, such as proceedings to determine the allocation and distribution of the settlement amount, the court will have the ability in the exercise of the jurisdiction reserved herein to make such further orders or appointments as it deems necessary to ensure that all relevant interests are fairly and adequately represented.

        4. In light of the financial information, affidavits and analyses submitted for its consideration, the court finds that the INAMED Settlement Class meets the requirements for certification as a mandatory ("non-opt-out") class under Fed. R. Civ. P.23(b)(1)(B), in that the continued prosecution of separate actions by individual members of the INAMED Settlement Class would create a risk of adjudications with respect to individual INAMED Settlement Class members that would as a practical matter be dispositive of the interests of the other INAMED Settlement Class members not parties to the adjudications or substantially impair or impede their ability to protect their interests. In this regard, the court finds that the costs and risks of individual breast implant claims greatly exceed INAMED's limited resources, which would soon be exhausted if individual litigation were allowed to continue, and that INAMED therefore constitutes a "limited fund" against which claims are properly subject to class certification under Rule 23(b)(1)(B). The court further finds, as discussed below in connection with its determination under Fed. R. Civ. P. 23(e), that the settlement fund made available by such certification is substantially greater than the amount, if any, that would be available to pay claims in the absence of such certification.

        5. The court approves the proposed class settlement herein under Fed. R. Civ. P. 23(e) as fair, adequate, reasonable, and in the best interests of the INAMED Settlement Class. The court reaches this conclusion on the basis of a number of factors including the following:

        (a) The court finds that the settlement was non-collusive and was negotiated in good faith and at arms' length by experienced and informed counsel who, after years of discovery, litigation and negotiation, fully understand the costs and risks of breast implant litigation. The settlement is recommended by Settlement Class Counsel who have had the benefit of full discovery both as to the merits of the class claims and INAMED's financial condition, and is supported by the testimony of Settlement Class Counsel's expert financial advisor as well as other evidence in the record.

        (b) The court finds that the $32 million settlement amount ($31.5 million of newly contributed funds plus approximately $500,000 transferred from funds initially earmarked for administration of an earlier settlement) is fair, reasonable and adequate in light of INAMED's ability to pay. The evidence shows, inter alia, that--absent the new capital contributed to the company conditioned upon approval of this settlement-- INAMED has negative net worth, net liquidation value of essentially zero, and no resources to pay claims. The company has had to borrow heavily in order to stay afloat. The settlement is to be funded by additional borrowing available only in the context of this settlement, and the amount INAMED was able to raise for that purpose was constrained both by restrictions associated with its existing debt and the willingness of its lenders to assume the risk that the company's post-settlement operations would repay their investment. The record establishes that INAMED would be unable to raise such additional funds in the absence of this settlement, that the alternative of continued litigation of individual claims would drive INAMED to bankruptcy, and that the funds available to class members from this settlement are substantially greater than the funds, if any, that would remain for class members after an INAMED bankruptcy. Considering the record evidence of INAMED's financial condition, the court finds a substantial risk that an INAMED bankruptcy would leave all class members with nothing.

        (c) The court has also considered the fairness and reasonableness of certain payments to be made by INAMED outside the class settlement which are necessary to permit the settlement to go forward. These include (1) an agreement whereby INAMED will pay 3M $3,000,000 and will assume limited contingent indemnity obligations going forward in exchange for 3M's release of a preexisting contractual indemnity claim against INAMED's subsidiary MMC,(1) and
(2) an agreement whereby INAMED will pay $500,000 (and the INAMED Settlement Fund an additional $250,000), to a group of health insurers in exchange for their waiver of claims for subrogation or reimbursement against class members, the INAMED Settlement Fund, and INAMED. The court finds these payments to be fair and reasonable from the standpoint of the INAMED Settlement Class.

        (d) The court has also considered the objections of certain class members to the proposed settlement, which in large part question the adequacy of the settlement amount and the lack of opportunity for class members to opt out. Although the objections come from a relatively small number of class members, they highlight the difficulty of the choice faced by the court in deciding whether to approve the proposed settlement. The court recognizes that the settlement amount is one that many class members, and Settlement Class Counsel, would consider inadequate in the absence of a limited fund. In the end, however, the court agrees with Settlement Class Counsel that the proposed settlement is superior, from the standpoint of class members' interests in achieving some measure of recovery for their claims, and in preserving a source for such recovery, to any other alternative including the alternative of bankruptcy. Accordingly, the court will allow the proposed settlement to go forward despite the objections, which are hereby overruled.(2)

        (e) The court is also mindful of objections that the proposed settlement lacks a predetermined plan of allocation, and of the suggestions in that regard made by several class members at the January 11, 1999 hearing. The court overrules these objections on the ground that a plan of allocation may properly be considered at a later point in the proceedings, and is not essential to determination of the initial question of whether the overall settlement fund available for distribution is adequate in the circumstances. The court does, however, acknowledge the importance of receiving input from class members before any plan of allocation and distribution is approved, and reserves jurisdiction to make appropriate orders later in the proceedings to ensure that class members have the opportunity to be heard on those issues.

-------------

(1)The court approves the modifications to the 3M condition as submitted to the court this date, under which, based on those modifications, 3M has agreed to waive full compliance with the original terms of the 3M condition.

(2)Certain objections addressed to the status of "non-derivative" claims by children have been obviated through the clarifications contained in 2(c) of this order. Objections addressed to the basis for release of certain individuals listed as Released Parties have been largely obviated through the changes and clarifications contained in paragraph 6 of this order.

        6. In accordance with the terms of the Settlement Agreement, every Settled Claim of each member of the INAMED Settlement class is conclusively compromised, settled and released as to INAMED and the Released Parties. As used in this Order, "Released Parties" means all entities and persons listed in Exhibit D to the Settlement Agreement except the individuals Lawrence Birnbaum and Ron E. Iverson (whom the parties have agreed to remove from the list of Released Parties), and with the clarifications that (1) releases of the individuals Donald K. McGhan and John L. Williams extend only to claims premised on their alleged acts or omissions in their capacities as directors, officers, employees or agents of INAMED, and (2) releases of the individuals Jack Fisher,
G. Patrick Maxwell, Scott L. Spear and John B. Tebbetts extend only to claims against which INAMED would be contractually required to defend or indemnify them.

        7. Each member of the INAMED Settlement Class is hereby barred and permanently enjoined from instituting, asserting or prosecuting against INAMED or the Released Parties, in any pending or future action in any federal or state court, any Settled Claim that the member had, has, or may have in the future. In addition, the court finds the Settlement Agreement to be a good faith settlement within the meaning of state contribution and indemnity laws, and to the extent permitted by such laws, the court further bars and enjoins the commencement or prosecution of any Contribution and/or Indemnification claim against INAMED or any Released Party for reimbursement of payments made, or to be made, to or on behalf of any member of the INAMED Settlement Class for Breast Implant Related claims or injuries, or for expenses incurred in defending against any such claims. INAMED and the Released Parties shall be entitled to dismissal, with prejudice and without costs, of all claims so enjoined in all actions and proceedings in all state and federal courts, tribunals and agencies.

        8. As to all claims and all parties thereto, Case No. CV 97-P-11441-S is hereby dismissed with prejudice, but preserving the rights and benefits accorded to the INAMED Settlement Class under the terms of the Settlement Agreement. All other actions pending in this court by members of INAMED Settlement Class are similarly--to the extent asserting Settled Claims against INAMED and the Released Parties--dismissed with prejudice, but preserving the rights and benefits accorded to the INAMED Settlement Class under the terms of the Settlement Agreement.

        9. Under Fed. R. Civ. P. 54(b), the court determines that there is no just reason for delay and expressly directs that this judgment shall, upon filing in Master File No. CV 92-P-10000-S and CV 97-P- 11441-S, be deemed entered as a final judgment with respect to all Settled Claims by members of the INAMED Settlement Class against INAMED and the Released Parties in all cases that are pending in this court, and shall be deemed entered as a final judgment with respect to such claims in all cases subsequently filed in, transferred to, or removed to this court immediately upon such cases being filed, transferred or removed.

        10. Without deferring or delaying the finality of this order and judgment, this court retains exclusive and continuing jurisdiction as needed or appropriate to (1) implement, interpret, and enforce the Settlement Agreement,
(2) administer, allocate, and distribute the settlement fund, and (3) rule on any applications for costs and expenses incurred in implementing this order and the Settlement Agreement.

DATED:       February 1, 1999

                                                    /S/   SAM C. POINTER, JR.
                                                 -------------------------------
                                                 Chief Judge Sam C. Pointer, Jr.

Serve:  Counsel of Record in CV97-P-11441-S
        Plaintiffs Liaison Counsel
        Defendants Liaison Counsel
        Post also on Website


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